Exhibit 99.1

CSX Announces Record Third Quarter Results

Year-Over-Year Highlights:

•	Operating income improves to $878 million

•	Earnings per share increases 19 percent to 43 cents

•	Operating ratio remains strong at 70.4 percent

Jacksonville, Fla. - October 18, 2011 - CSX Corporation (NYSE: CSX) today announced third quarter net earnings of $464 million, or $0.43 per share, versus $414 million, or $0.36 per share, in the same period last year. This is a 19 percent improvement in earnings per share and a record third quarter for the company.

“Even as the economy moderated, CSX delivered strong financial results while investing in additional resources to strengthen customer service,” said Michael J. Ward, chairman, president and chief executive officer. “This helped position our business, our customers and our communities for growth in the near- and long-term.”

Revenue in the quarter improved 11 percent from the prior year to nearly $3 billion, with increases across all of the company's major markets. These results reflect the compelling value of freight rail transportation and fuel recoveries that offset higher costs. The higher revenue, coupled with the company's on-going focus on profitable growth, increased operating income to a third quarter record of $878 million and produced an operating ratio of 70.4 percent.

At the same time, the company expects to achieve its target of a 65 percent operating ratio by no later than 2015.

This earnings announcement, as well as a package of detailed financial information, is contained in the CSX Quarterly Financial Report available on the company's website at http://investors.csx.com and on Form 8-K with the Securities and Exchange Commission (“SEC”).

CSX executives will conduct a quarterly earnings conference call with the investment community on October 19, 2011 at 8:30 a.m. Eastern Time. Investors, media and the public may listen to the conference call by dialing 1-888-327-6279 (888-EARN-CSX) and asking for the CSX earnings call. (Callers outside the U.S., dial 1-773-756-0199). Participants should dial in 10 minutes prior to the call. In conjunction with the call, a live webcast will be accessible and presentation materials will be posted on the company's website at http://investors.csx.com. Following the earnings call, an internet replay of the presentation will be archived on the company website.

CSX Corporation, based in Jacksonville, Fla., is one of the nation's leading transportation companies, providing rail, intermodal and rail-to-truck transload services. The company's transportation network spans approximately 21,000 miles, with service to 23 eastern states and the District of Columbia, and connects to more than 240 short line and regional railroads and more than 70 ocean, river, and lake ports. More information about CSX Corporation and its subsidiaries is available at www.csx.com.

Forward-looking Statements

This information and other statements by the company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, volumes, rates, cost-savings, expenses, taxes, liquidity, capital expenditures, dividends, share repurchases or other financial items, statements of management's plans, strategies and objectives for future operations, and management's expectations as to future performance and operations and the time by which objectives will be achieved, statements concerning proposed new services, and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company updates any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by any forward-looking statements include, among others; (i) the company's success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic, political or business conditions, including those affecting the transportation industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; (v) the outcome of claims and litigation involving or affecting the company; (vi) natural events such as severe weather conditions or pandemic health crises; and (vii) the inherent uncertainty associated with projecting economic and business conditions.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company's SEC reports, accessible on the SEC's website at www.sec.gov and the company's website at www.csx.com.